Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

March 6, 2026

PERSONAL AND CONFIDENTIAL

VCI Global Limited

Suite 33.03, of Level 33, Menara Exchange 106

Lingkaran TRX, Tun Razak Exchange

55188 Kuala Lumpur, Malaysia

Attention: Victor Hoo, Director, Executive Chairman and Chief Executive Officer

Dear Mr. Hoo:

This agreement (the “Agreement”) constitutes the agreement between E.F. Hutton & Co. (the “Placement Agent”) on one hand, and VCI Global Limited, a company incorporated under the laws of Delaware (the “Company” and each of the Company and the Placement Agent, a “Party” and, together, the “Parties”) on the other hand, pursuant to which the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of: 1) the Company’s Ordinary Shares, no par value (“Ordinary Share”) (or Pre-Funded Warrants in lieu of Ordinary Shares); 2) warrants to purchase 1,222,494 Ordinary Shares, exercisable for a period 5 years (“Warrant A”), subject to adjustment as provided in the Warrant A at the Exercise Price (as defined in Warrant A); and (B) warrants to purchase 1,222,494 Ordinary Shares, exercisable for 180 days, (“Warrant B”), at the Exercise Price (as defined in Warrant B) (Warrant A and Warrant each a “Warrant” and collectively with the Ordinary Shares, Pre-Funded Warrants and Ordinary Shares exercisable under the Warrants, the “Securities”). The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including, without limitation, a securities purchase agreement (the “Purchase Agreement”) and Pre-Funded Warrant and Warrant certificates are collectively referred to as the “Transaction Documents.” The closing of the Placement shall be referred to herein as the “Closing” and the date of the Closing shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. With the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement.

The Company hereby confirms its agreement with the Placement Agent as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties, and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, the Placement Agent shall be the exclusive placement agent in connection with the offering and sale by the Company of the Securities, with the terms of such offering (the “Offering”) to be subject to market conditions and negotiations between the Company, the Placement Agent, and the prospective Purchasers. The Placement Agent will act on a reasonable best efforts basis and the Company agrees and acknowledges that there is no guarantee of the successful placement of the Securities, or any portion thereof, in the prospective Offering. Under no circumstances will the Placement Agent or any of its “Affiliates” (as defined below) be obligated to underwrite or purchase any of the Securities for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase Securities and the Company shall have the sole right to accept offers to purchase Securities and may reject any such offer, in whole or in part. Subject to the terms and conditions hereof, payment of the purchase price for, and delivery of, the Securities shall be made at the Closing of the Offering as provided in the Purchase Agreements. As compensation for services rendered, on each Closing Date, the Company shall pay to the Placement Agent the fees and expenses set forth below:

(i) A cash fee equal to seven percent (7.0%) of the aggregate gross proceeds raised in the Offering (the “Cash Fee”);

The foregoing fees are due and payable to the Placement Agent immediately upon the closing of the Offering and shall be disbursed to the Placement Agent simultaneously with the delivery of the proceeds of the Offering to the Company.

For the avoidance of doubt, in the event the Company proceeds with a financing transaction outside of the Placement Agent with an Introduced Party during the term of this Agreement, the Placement Agent shall be entitled to receive full commissions at the percentage stated above.

(b) The term of the Placement Agent’s exclusive engagement will begin on date of this Agreement and end upon the earlier of 7 days after the date of this Agreement or the date of the Closing unless extended or earlier terminated by the Parties in writing.

Notwithstanding anything to the contrary contained herein, the provisions concerning the payment of fees, reimbursement of expenses, tail, indemnification and contribution, confidentiality, conflicts, independent contractor, and waiver of the right to trial by jury will survive any expiration or termination of this Agreement. Notwithstanding anything to the contrary contained herein, the Company has the right to terminate this Agreement for cause in compliance with FINRA Rule 5110(g)(5)(B)(i). The exercise of such right of termination for cause eliminates the Company’s obligations with respect to the provisions relating to the tail fees. Notwithstanding anything to the contrary contained in this Agreement, in the event that the Offering pursuant to this Agreement shall not be carried out for any reason whatsoever during the Term, the Company shall be obligated to pay to the Placement Agent its actual and accountable out-of-pocket expenses related to the Offering (including the fees and disbursements of the Placement Agents; legal counsel) as set forth in Section 7 hereunder.

Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or its Affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory, or any other business relationship with Persons (as defined below) other than the Company. As used herein (i) “Persons” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind and (ii) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). The Company shall furnish, or cause to be furnished, to the Placement Agent all information requested by the Placement Agent for the purpose of rendering services hereunder and conducting due diligence (all such information being the “Information”). In addition, the Company agrees to make available to the Placement Agent upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that the Placement Agent (a) will use and rely upon the Information, including any documents provided to investors in each Offering (the “Offering Documents”) and upon information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with the Placement Agent or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by the Placement Agent thereof, including any document included or incorporated by reference therein. At the request of the Placement Agent, the Company shall deliver such legal letters, including, without limitation, negative assurance letters), opinions, comfort letters, officers’ and secretary certificates, and good standing certificates, all in a form and substance reasonably satisfactory to the Placement Agent and its counsel as is customary for the Offering. The Placement Agent shall be a third-party beneficiary of any representations, warranties, covenants, closing conditions and closing deliverables made by the Company in any Offering Documents, including representations, warranties, covenants, closing conditions and closing deliverables made to any investor in the Offering.

(c) The Closing of the Offering shall be conducted pursuant to the Purchase Agreement via wire transfer and such Securities shall be registered in such name or names and shall be in such denominations. The Placement Agent shall not have any independent obligation to verify the accuracy or completeness of any information contained in Purchase Agreement or other subscription documents for the Offering (the “Subscription Documents”) or the authenticity, sufficiency, or validity of any check delivered by any prospective Investor in payment for the Securities, nor shall the Placement Agent incur any liability with respect to any such verification or failure to verify.

Section 2. Representations, Warranties, and Covenants of the Company.

(a) The Placement Agent shall be the third-party beneficiary of the representations and warranties of the Company to the Purchasers in the Purchase Agreement.

(b) Any certificate signed by an officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed to be a representation and warranty by the Company to the Placement Agent as to the matters set forth therein.

(c) The Company acknowledges that the Placement Agent will rely upon the accuracy and truthfulness of the foregoing representations and warranties and hereby consents to such reliance.

(d) In connection with the Offering of the Securities, the Company has not published, distributed, issued, posted, or otherwise used or employed and shall not publish, distribute, issue, post, or otherwise use or employ (i) any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act (“General Solicitation”) other than with the prior written consent of the Placement Agent, or (ii) any General Solicitation that constitutes a written communication within the meaning of Rule 405 under the Securities Act (“Written General Solicitation Material”). Each individual Written General Solicitation Material, if any, does not and will not conflict with the information contained in the SEC Reports (as defined below), and does not and will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company will furnish a copy of any amendment or supplement to a Written General Solicitation Material to the Placement Agent and counsel for the Placement Agent and obtain the Placement Agent’s written consent prior to any publication, distribution, issuance, posting, or other use or employment of any such amendment or supplement.

(f) If at any time after the date hereof and prior to a Closing, any event shall have occurred as a result of which any Written General Solicitation Material, as then amended or supplemented, would conflict with the information in the Company’s reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “SEC Reports”), or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein or in the SEC Reports, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall become necessary to amend or supplement any Written General Solicitation Material, the Company shall promptly notify the Placement Agent and upon its request, shall use its best efforts to ensure that all purchasers or expected purchasers of the Securities receive corrected Written General Solicitation Materials.

(g) The Company represents, warrants, and agrees that all sales of the Securities shall be made only to (i) an “accredited investor” as defined in 501(a)(1), (a)(2), (a)(3), (a)(5), (a)(6), (a)(7), (a)(8), (a)(9), (a)(10), (a)(11), (a)(12), or (a)(13) under the Securities Act, as applicable, or (ii), a Non U.S. Person as defined under Regulation S promulgated under the Securities Act. Notwithstanding the foregoing, the Placement Agent shall use commercially reasonable efforts to assist its customers to complete the Subscription Documents.

(h) None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale nor any compensated solicitor or any director, executive officer, or other officer of the compensated solicitor participating in the Offering (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(i) The Company will notify the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(j) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, including, without limitation, the issuance of the Securities, and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company (“Board”), or the Company’s shareholders in connection herewith or therewith. This Agreement and any other applicable agreement, has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(k) Issuance of the Securities. The Securities will be duly authorized, validly issued, fully paid, and non- assessable upon payment of the purchase price therefor to the Company in accordance with the terms of the Purchase Agreement, and will have the applicable rights, preferences, and priorities set forth in the Company’s Memorandum Articles of Association (including the Certificate of Incorporation and any other charter documents of the Company) (as the same may be amended or restated from time to time, collectively, the “Charter”). The holders of the Securities will not be subject to personal liability solely by reason of being such holders. The Securities have been duly authorized and, when issued in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, pledges, security interests, encumbrances, or other restrictions imposed by the Company other than restrictions provided for in this Agreement and in the Purchase Agreement. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock exercisable pursuant to the Warrants and Pre-funded Warrants, if any. The issuance of the Securities are not subject to any preemptive rights, rights of first refusal, or other similar rights of any securityholder of the Company. No holder of the Securities will be subject to personal liability solely by reason of being such a holder.

(l) Each of the representations and warranties (together with any related disclosure schedules thereto) made by the Company to the Purchasers in the applicable Transaction Documents is hereby incorporated herein by reference, as though fully restated herein, and is hereby made to, and in favor of, the Placement Agent.

Section 3. Delivery and Payment. The Closing shall occur at the offices of Sichenzia Ross Ference Carmel LLP (“Company Counsel”) (or at such other place as shall be agreed upon by the Parties, including via remote transmission of Closing documentation and the Transaction Documents). Subject to the terms and conditions hereof, at the Closing, payment of the purchase price for the Securities sold on the Closing Date shall be made by federal funds via wire transfer, and such Securities shall be registered in such name or names and shall be in such denominations, as the Placement Agent may request at least one business day before the time of purchase.

Deliveries of the documents with respect to the purchase of the Securities, if any, shall be made at the offices of Company Counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously. The Company and the Placement Agent may agree to conduct one or more Closings of the Offering.

Section 4. Closing. The obligations of the Placement Agent and the closing of the sale of the Securities are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder and under the Purchase Agreement, and to each of the following additional conditions, any of which may be waived in writing by the Placement Agent:

(a)	Corporate Proceedings and Legal Opinion. All corporate proceedings and other legal matters incident to the authorization, execution, and delivery of this Agreement, the Purchase Agreement and the transactions contemplated hereby shall be completed or resolved in a manner reasonably satisfactory to the Placement Agent. The Placement Agent shall have received a legal opinion from Company Counsel, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(b)	No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company since the filing of its Condensed Consolidated Interim Financial Statements (Unaudited) of the Company as of June 30, 2025 and for the six-month periods ended June 30, 2025 and 2024, (a “Material Adverse Change”)).

(c)	Officer’s and Secretary’s Certificates. The Placement Agent has received customary certificates of the Company’s Chief Executive Officer (the “Officer’s Certificate”) as to the accuracy of the representations and warranties contained in the Purchase Agreement, and a certificate of the Company’s Secretary (or other suitable executive officer) (the “Secretary’s Certificate”) certifying (i) that the Company’s organizational documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors (or any authorized committee thereof) relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company. Each of the Officer’s Certificate and Secretary’s Certificate must be dated as of the Closing Date, and all documents referenced in the Secretary’s Certificate must be attached thereto. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the U.S. national securities exchange on which it is listed, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

(d)	Certificate of Good Standing. The Company shall deliver a certificate of good standing of the Company issued by the Registrar of Corporate Affairs of the British Virgin Islands as of a date within five (5) Business Days of the Closing Date.

(e)	Lock-Up Agreements. The Placement Agent shall have received duly executed Lock-Up Agreements. in form and substance reasonably satisfactory to the Placement Agent, duly executed and delivered by the Company, each of its officers, directors, and any affiliate of the Company holding securities of the Company, pursuant to which such persons agree not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any shares of the Company’s securities during the 90 days period following the Closing, subject to customary exceptions.

(f)	Purchase Agreement and Other Deliverables. The Company shall have delivered, or caused to be delivered, all deliverables set forth in the Purchase Agreement, in form and substance reasonably satisfactory to the Placement Agent and its counsel, and such agreements shall be in full force and effect.

(g)	No Legal Impediment. No statute, regulation, rule, executive order, decree, ruling, or injunction shall have been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction which prohibits or materially adversely affects any of the transactions contemplated by this Agreement.

If any of the foregoing conditions shall not have been satisfied on or before the Closing Date, the Placement Agent may terminate this Agreement, without liability to the Company, by written notice to the Company. Any such termination shall not affect the obligations of the Company to reimburse the Placement Agent for expenses or its indemnification and contribution obligations as set forth in this Agreement.

Section 5. Covenants and Agreements of the Company and Placement Agent. The Company further covenants and agrees with the Placement Agent as follows:

(a) Blue Sky Compliance. The Company will cooperate with the Placement Agent and the Purchasers in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agent and the Purchasers may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure documents. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request for distribution of the Securities. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the applicable Securities for the offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(b) Amendments, Supplements and Other Matters. The Company will comply with the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the sale of the Securities as contemplated in this Agreement. If during the Offering period, any event shall occur as a result of which, in the judgment of the Company or in the opinion of the Placement Agent or Lucosky Brookman LLP (“Placement Agent Counsel”) acting as counsel for the Placement Agent, it becomes necessary to amend or supplement the SEC Reports in order to make the statements therein, in light of the circumstances under which they were made, as the case may be, not misleading, or if it is necessary at any time to amend or supplement the SEC Reports, the Company will promptly prepare an appropriate amendment or supplement to the SEC Reports, that is necessary in order to make the statements therein as so amended or supplemented, in light of the circumstances under which they were made, as the case may be, not misleading, or so that the SEC Reports, as so amended or supplemented, will comply with law. Before amending the SEC Reports, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not distribute any such amendment or supplement to which the Placement Agent reasonably objects.

(c) Copies of any Amendments and Supplements to the SEC Reports. The Company will furnish the Placement Agent, without charge, during the period beginning on the date hereof and ending on the Closing Date, as many copies of the SEC Reports and other documents to be furnished to the Purchasers as the Placement Agent may reasonably request; provided that the Company’s filing of the SEC Reports on the Electronic Data Gathering and Analysis Retrieval system of the SEC shall be deemed to satisfy this covenant.

(d) Transfer Agent. The Company will maintain, at its expense, a transfer agent for the Securities.

(e) Periodic Reporting Obligations. For as long as the Company remains subject to the reporting requirements of the Exchange Act, the Company will duly file, on a timely basis, with the Commission and The Nasdaq Stock Market LLC , or any successor U.S. national securities exchange, all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

(f) Additional Documents. The Company will enter into any customary Closing documentation as the Placement Agent or the Purchasers deem necessary or appropriate to consummate the Offering, all of which will be in form and substance reasonably acceptable to the Placement Agent and the Purchasers.

(g) No Manipulation of Price. The Company has not taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any of its securities, including of its Common Stock.

(h) Acknowledgment. The Company acknowledges that any advice given by the Placement Agent to the Company is solely for the benefit and use of the Board and may not be used, reproduced, disseminated, quoted, or referred to, without the Placement Agent’s prior written consent.

(i) Announcement of Offering. The Company acknowledges and agrees that the Placement Agent may, subsequent to the Closing and at the Placement Agent’s expense, make public its involvement with the Offering.

(j) Reliance on Others. The Company confirms that it will rely on its own counsel and accountants for legal and accounting advice.

(k) Research Matters. By entering into this Agreement, the Placement Agent does not provide any promise, either explicitly or implicitly, of favorable or continued research coverage of the Company, and the Company hereby acknowledges and agrees that the Placement Agent’s selection as a placement agent for the Offering was in no way conditioned, explicitly or implicitly, on the Placement Agent providing favorable or any research coverage of the Company. In accordance with FINRA Rule 2711(e), the parties hereto acknowledge and agree that the Placement Agent has not directly or indirectly offered favorable research, a specific rating or a specific price target, or threatened to change research, a rating or a price target, to the Company or inducement for the receipt of business or compensation. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking divisions. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

Section 6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 2 and in the Transaction Documents, in each case as of the date hereof and as of the Closing Date as though then made, to the timely performance by each of the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

(a) Transaction Documents. The Transactions Documents between the Company and the Purchasers shall have been executed and delivered.

(b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement and the sale and delivery of the Securities, shall have been completed or resolved in a manner reasonably satisfactory to the Placement Agent Counsel.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, in the Placement Agent’s sole judgment after consultation with the Company, there shall not have occurred any (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the subsidiaries of the Company (the “Subsidiaries”), taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

(d) Placement Agent Compensation. The Cash Fee calculated in the manner provided in Section 1(a), and reimbursement of expenses as set forth in Section 7 shall have been paid or delivered to the Placement Agent by wire transfer of immediately available funds to an account specified by the Placement Agent to the Company prior to the Closing.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 7 (Payment of Expenses), Section 8 (Indemnification and Contribution), Section 9 (Representations and Indemnities to Survive Delivery), and Section 15 (Tail) shall at all times be effective and shall survive such termination.

Section 7. Payment of Expenses. Subject to the following, the Company shall reimburse the Placement Agent Promptly upon request for all reasonable and accountable out-of-pocket expenses incurred in connection with the Offering, whether or not there is a closing of the Offering, including but not limited to road show and travel expenses (including, if applicable, the costs associated with the use of a third-party electronic road show service (such as Net Roadshow), due diligence expenses, the costs of background checks on the Company’s officers and directors and any of its shareholders designated by the Placement Agent, the costs associated with the Placement Agent’s use of book- building and compliance software, the fees and expenses of the Placement Agent’s legal counsel and any other independent advisors selected and retained by the Placement Agent, and all fees, expenses and disbursements required under the Bluck Sky securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (with the Company’s consent, which shall not be unreasonably withheld), provided that the expenses reimbursable to the Placement Agent under this Section 7 shall not exceed $70,000. In addition, the Company shall pay Placement Agent a non-refundable cash fee equal to 0.5% of the gross proceeds of the Placement as a non-accountable expense allowance.

The Company will bear all fees, disbursements and expenses in connection with any proposed Offering, including, without limitation, the Company’s legal and accounting fees and disbursements; the costs of preparing, printing, mailing and delivering the Registration Statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, any other offering materials, the Placement Agent Agreement and related documents (all in such quantities as the Placement Agent may reasonably require); preparing and printing stock certificates; the costs of any “due diligence” meetings; filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the Offering, FINRA filing fees; costs and expenses of making any required filings or notices under applicable state securities or “blue sky” laws as specified by the Placement Agent, including Form D filings under Regulation D, but excluding those costs and expenses that FINRA regulations require to be borne by a selling agent, placement agent or underwriter. The Company will also sign the Placement Agent’s agreement with its Counsel acknowledging that the Company is liable to pay the legal fees on the Placement Agent’s behalf which should be paid from the proceeds of the Offering this Agreement.

Section 8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, and each person controlling the Placement Agent (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents, shareholders, and employees of the Placement Agent, its affiliates and each such controlling person (the Placement Agent, and each such entity or person. an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs, and other liabilities, including reasonable attorneys’ fees (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of one counsel for all Indemnified Persons, except as otherwise expressly provided herein) (collectively, the “Expenses”) as they are incurred by an Indemnified Person in investigating, preparing, pursuing, or defending any actions, whether or not any Indemnified Person is a party thereto, (i) caused by a breach by the Company of any of its representations, warranties, or covenants contained in this Agreement or in any certificate delivered by or on behalf of the Company in connection with this Agreement, (ii) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the SEC Reports or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use in such documents), or (iii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions; provided, however, that, in the case of clause (iii) only, the Company shall not be responsible for any Liabilities or Expenses of any Indemnified Person that have resulted primarily from such Indemnified Person’s (x) gross negligence, bad faith, or willful misconduct in connection with any of the advice, actions, inactions, or services referred to above or (y) use of any Offering materials or information concerning the Company in connection with the offer or sale of the Securities in the Offering which were not authorized for such use by the Company and which use constitutes gross negligence, bad faith, or willful misconduct. The Company also agrees to reimburse each Indemnified Person for all Expenses as they are incurred in connection with enforcing such Indemnified Person’s rights under this Agreement.

In this regard, and without limitation, the Company acknowledges that the Placement Agent is not responsible for the actions of the Introduced Parties or their agents. The Company acknowledges that none of the Indemnified Parties is acting as an attorney, accountant, or negotiator, that the Placement Agent will not make any recommendations about the Transaction, and that the Company will seek its own professional advice with respect to any transaction. The Placement Agent may or may not act as broker-dealer or financial advisor to the Company in any transaction.

(b) Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may be sought under this Agreement, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any liability which the Company may have on account of this indemnity or otherwise to such Indemnified Person, except to the extent the Company shall have been prejudiced by such failure. The Company shall, if requested by the Placement Agent, assume the defense of any such action including the employment of counsel reasonably satisfactory to the Placement Agent, which counsel may also be Company Counsel. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ counsel or (ii) the named parties to any such action (including any impeded parties) include such Indemnified Person and the Company, and such Indemnified Person shall have been advised in the reasonable opinion of counsel that there is an actual conflict of interest that prevents the counsel selected by the Company from representing both the Company (or another client of such counsel) and any Indemnified Person; provided that the Company shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel for all Indemnified Persons in connection with any Action or related Actions, in addition to any local counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of the Placement Agent (which shall not be unreasonably withheld), settle, compromise, or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent, or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder. The indemnification required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage, or liability is incurred and is due and payable.

(c) In the event that the foregoing indemnity is unavailable to an Indemnified Person other than in accordance with this Agreement, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to the Placement Agent and any other Indemnified Person, on the other hand, of the matters contemplated by this Agreement or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of fees actually received by the Placement Agent pursuant to this Agreement. For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to the Placement Agent on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (i) the total value paid or contemplated to be paid to or received or contemplated to be received by the Company in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (ii) the fees paid to the Placement Agent under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services, or transactions except for Liabilities (and related Expenses) of the Company that are finally judicially determined to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions, or services.

(e) The reimbursement, indemnity, and contribution obligations of the Company set forth herein shall apply to any modification of this Agreement and shall remain in full force and effect regardless of any termination of, or the completion of any Indemnified Person’s services under or in connection with, this Agreement.

(f) The Placement Agent and the Company agree that the obligations of each of the Parties are solely corporate obligations, and that no officer, director, employee, agent, or shareholder of either Party shall be subjected to any personal liability whatsoever to any person, nor will any claim for liability or suit be asserted by, or on behalf of, either the Placement Agent or the Company. In no event shall the Placement Agent be liable to the Company, nor will the Company be liable to the Placement Agent, whether a claim be in tort, contract or otherwise, for any amount in excess of the total amount paid by the Company to the Placement Agent under this Agreement.

Section 9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties, and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement. A successor to the Placement Agent, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Agreement.

Section 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, telecopied, or e-mailed and confirmed to the parties hereto as follows:

If to E.F. Hutton & Co.:

E.F. Hutton & Co.

745 Fifth Avenue, 34th Floor & PH

New York, NY 10151

Attn: Joseph T. Rallo

Email: jrallo@efhutton.com

With a copy (which shall not constitute notice) to:

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

Attn: Joseph Lucosky

Email: jlucosky@lucbro.com

If to the Company:

VCI Global Limited

Suite 33.03 of Level 33, Menara Exchange 106, Lingkaran TRX, Tun Razak Exchange

55188 Kuala Lumpur, Malaysia

Attn: Victor Hoo

Email: datovictor@v-capital.co

With a copy (which shall not constitute notice) to:

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

Attn: Ross D. Carmel, Esq.

Email: rcarmel@srfc.law

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 11. Prior Agreement. By entering into this Agreement, the parties hereto agree that that any prior letter of engagement between the parties relating to the Offering, shall automatically terminate and cease to have any effect whatsoever and shall be superseded in its entirety by this Agreement.

Section 12. Successors and Assignment. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers, and directors and controlling persons referred to in Section 8 hereof, and to their respective successors, and personal representative, and no other person will have any right or obligation hereunder.

Section 13. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14. Governing Law Provisions. This Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The Placement Agent and the Company agree that with respect to any controversy or claim relating to, arising under or involving this Agreement or breach thereof (a “Claim”), the matter shall first be submitted for mediation through the Judicial Arbitration and Mediation Service, Inc. (“JAMS”) and its applicable rules in New York, New York, provided, however, that in the case of a breach or threatened breach of the non-circumvention covenant stated herein, the Placement Agent may seek and obtain, in addition to any remedies available under this Agreement or applicable law, an injunction or other equitable relief from any court of competent jurisdiction and nothing in this Agreement shall in any way limit or condition its right and recourse to seek and obtain such equitable relief. In the event that the Placement Agent and the Company are not able to agree on a mediator within thirty (30) days of the first party seeking mediation, the presiding Judge of the Superior Court of the county which the venue would lie for the filing of a complaint for relief in such Claim shall have jurisdiction to appoint a mediator. The parties covenant that they will participate in the mediation in good faith.

In the event that the Placement Agent and the Company are unable to resolve any claim after mediation as set forth in the preceding paragraph, then the parties hereby agree that such Claim shall be submitted to JAMS for final and binding arbitration pursuant to its Comprehensive Arbitration Rules and Procedures (the “Arbitration Rules”) in New York, New York. The arbitration shall be conducted before a neutral arbitrator who shall be an attorney or retired Judge and shall be selected in accordance with the Arbitration Rules. The arbitrator’s award shall be final and binding on all parties. Except to the extent otherwise required pursuant to the applicable JAMS rules and procedures and applicable law, each party will pay the fees of its respective attorney(s), expert(s), and other fees.

Without limiting the mediation and arbitration provisions set forth above, each party hereby irrevocably agrees and consents to be subject to the jurisdiction of the state court sitting in New York County, State of New York, or if the state court lacks jurisdiction, the United States District Court for the Southern District of New York, in any suit, action or proceeding pursuant to this Agreement. Each party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process in person, by overnight courier, facsimile or first class mail with a copy to email to such party as set forth in Section 10 hereof.

Section 15. Tail.

If there is a Closing of the Offering, or if this Agreement terminates prior to Closing (other than a termination for cause in compliance with FINRA Rule 5110(g)(5)(B)(i)), the Placement Agent shall be entitled to compensation under Section 1 hereof, calculated in the manner set forth therein, with respect to any public offering or other equity financing of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors that the Placement Agent had introduced to the Company during the Term (if such Financing is consummated at any time within the 1-month period following the expiration or termination of this Agreement).

Section 16. [Reserved]

Section 17. General Provisions.

(a) This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

(b) The Company acknowledges that in connection with the offering of the Securities: (i) the Placement Agent has acted at arm’s length, are not agents of, and owe no fiduciary duties to the Company or any other person, (ii) the Placement Agent owes the Company only those duties and obligations set forth in this Agreement, and (iii) the Placement Agent may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Placement Agent arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

(c) The Company shall be responsible for any and all compliance with the securities laws applicable to it, including without limitation, Regulation D and the Securities Act, and Rule 506 promulgated thereunder, and all state securities laws.

(c) Each Party agrees not to mention the name of the other Party or its agents in any press release or news announcement without the express written consent of the other party.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, email (including .pdf) or other electronic transmission shall be equally as effective as delivery of a manually executed counterpart.

Section 18. Confidentiality.

In the event of the consummation or public announcement of the Offering, the Placement shall have the right to disclose its participation in such offering, including, without limitation, the Offering at its own cost of “tombstone” advertisements in financial and other newspapers and journals.

Section 19. Limitations on Engagement; Limitations of Placement Agent Liability

(a) The Company acknowledges that the Placement Agent has been retained only by the Company, that the Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agent or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents. Unless otherwise expressly agreed in writing by the Placement Agent, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Placement Agent, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by the Placement Agent to the Company in connection with the Placement Agent’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other persons or be used or relied upon for any other purpose.

(b) The Placement Agent and the Company agree that neither the Placement Agent nor any of its affiliates or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by the Placement Agent and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of the Placement Agent.

[The remainder of this page has been intentionally left blank.]

[SIGNATURE PAGE TO THE PLACEMENT AGENCY AGREEMENT]

If the foregoing is in accordance with your understanding of our agreement, please sign below whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

E.F. Hutton & Co.

By:
Name:	Duncan B. Swanston
Title:	Supervisory Principal

The foregoing Placement Agency Agreement is hereby confirmed and accepted as of the date first above written.

VCI Global Limited

By:
Name:	Victor Hoo
Title:	Director, Executive Chairman and Chief Executive Officer